As Filed with the Securities and Exchange Commission on June 25, 2003
                                                 Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           GENERAL COMMUNICATION, INC.
               (Exact name of issuer as specified in its charter)

ALASKA                                                               92-0072737
(State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                               Identification No.)

          2550 Denali Street, Suite 1000, Anchorage, Alaska 99503-2781
               (Address of Principal Executive Offices)(zip code)

                           GENERAL COMMUNICATION, INC.
                     QUALIFIED EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                 John M. Lowber
                           General Communication, Inc.
          2550 Denali Street, Suite 1000, Anchorage, Alaska 99503-2781
                     (Name and address of agent for service)
                                  907.265.5600
          (Telephone number, including area code, of agent for service)

                              Copy to: J.J. Brecht
         Wohlforth, Vassar, Johnson & Brecht, A Professional Corporation
             900 West 5th Avenue, Suite 600, Anchorage, Alaska 99501
                                  907.276.6401

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                      Proposed    Proposed maximum
                                      maximum        aggregate       Amount of
Title of securities   Amount to       offering       offering       registration
 to be Registered   be registered  price/share (1)    price             fee
--------------------------------------------------------------------------------
     General
Communication, Inc.
   Common Stock
     Class A         4,000,000         $8.13        $32,520,000      $2,630.87
--------------------------------------------------------------------------------

-------------------
1 Estimated solely for the purpose of calculating the amount of the registration fee and based upon the average of the high and low sale prices of $8.40 per share and $7.86 per share, respectively, i.e., an average of $8.13 per share, as quoted on the Nasdaq Stock Market on June 20, 2003.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described below.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1. Plan Information

         The contents of the initial registration statement pertaining to the General Communication, Inc. Qualified Employee Stock Purchase Plan filed with the Securities and Exchange Commission on Form S-8 on April 5, 1993 (Registration No. 33-60728) and the subsequent registration of additional shares filed with the Commission on Form S-8 on September 27, 1995 (Registration No. 333-8760), on November 6, 1998 (Registration No. 333-66877), and on September 1, 2000 (Registration No. 333-45054), and the Company's annual report on Form 10-K for the year ended December 31, 2002 and the Plan's annual report on Form 11-K for the year ended December 31, 2001, all other reports filed pursuant to
Section 13(a) or 15(d) of the Exchange Act of 1934 since December 31, 2002, and the description of the Company's common stock as contained in the Form 10, as amended, filed pursuant to that act are incorporated by reference into this Registration Statement. Required opinions, consents and signatures are included in this Registration Statement in accordance with the provisions of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information

         See Item 1.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         See Item 1.

Item 4.  Description of Securities

         See Item 1.

Item 5.  Interests of Named Experts and Counsel

         See Item 1.



General Communication, Inc.
2003 Registration Statement (S-8)                                         Page 2

Item 6.  Indemnification of Directors and Officers

         See Item 1.

Item 7.  Exemption from Registration Claimed

         See Item 1.

Item 8.  Exhibits

         See Exhibit Index and Exhibits at the end of this Registration
         Statement.



                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Municipality of Anchorage, State of Alaska, on June 24, 2003.

                                  GENERAL COMMUNICATION, INC.
                                  (Registrant)



By:/s/                                         By:/s/
   Ronald A. Duncan                            John M. Lowber
   President & Chief                           Senior Vice President &
   Executive Officer                           Chief Financial Officer
   (Principal Executive Officer)               (Principal Financial Officer)


                                               By:/s/
                                               Alfred J. Walker
                                               Vice President & Chief Accounting
                                               Officer
                                               (Principal Accounting Officer)



General Communication, Inc.
2003 Registration Statement (S-8)                                         Page 3

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


/s/                                                     June 23, 2003
Ronald A. Duncan                                        Date
President, Chief Executive Officer and Director
(Principal Executive Officer)


/s/                                                     June 23, 2003
Donne F. Fisher                                         Date
Chairman of the Board and Director


/s/                                                     June 9, 2003
Stephen M. Brett                                        Date
Director


/s/                                                     June 23, 2003
William P. Glasgow                                      Date
Director


/s/                                                     June 6, 2003
Stephen R. Mooney                                       Date
Director


/s/                                                     June 12, 2003
Stephen A. Reinstadtler                                 Date
Director



James M. Schneider                                      Date
Director



General Communication, Inc.
2003 Registration Statement (S-8)                                         Page 4

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Municipality of Anchorage, State of Alaska, on June 24, 2003.

                                  GENERAL COMMUNICATION, INC.
                                  QUALIFIED EMPLOYEE STOCK
                                  PURCHASE PLAN



                                  By:/s/
                                     Alfred J. Walker
                                     Plan Administrator


General Communication, Inc.
2003 Registration Statement (S-8)                                         Page 5

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549













                                   EXHIBITS TO



                         FORM S-8 REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933

                       FOR THE GENERAL COMMUNICATION, INC.

                     QUALIFIED EMPLOYEE STOCK PURCHASE PLAN




General Communication, Inc.
2003 Registration Statement (S-8)                                         Page 6

                                  EXHIBIT INDEX
                                  -------------

Exhibit No.                               Description
-----------                               -----------
4 Instruments defining rights of security holders, including indentures

4.1 (1)              Restated Articles of Incorporation of General
                     Communication, Inc.

4.2 (2)              Bylaws of General Communication, Inc.

4.3.1 (3)            Resolutions of Board of Directors of the Company and of
                     Shareholders of the Company adopted at their December 17, 1986 meetings adopting Qualified Employee Stock Purchase
                     Plan

4.3.2 (4)            Copy of the General Communication, Inc. Revised Qualified
                     Employee Stock Purchase Plan, restated as of January 1,
                     2000

4.3.3 (5)            Copy of the General Communication, Inc. Revised Qualified
                     Employee Stock Purchase Plan, restated as of January 1,
                     2003

4.3.4 (3)            Resolution of the Board of Directors of the Company at its
                     June 4, 1992 meeting adopting certain amendments to the Plan to bring it into compliance with Rule 16b-3(d)
                     (Participant Directed Transactions)

4.3.5 (3)            Resolution of the Board of Directors of the Company adopted at its March 24, 1993 meeting adopting certain amendments to the Plan and re-establishing the Plan as an employee benefit plan of the Company

4.3.6 (3)            Resolution of the Board of Directors of the Company at its
                     March 24, 1993 meeting authorizing the increase of the allocation of common stock for acquisition by the Plan and the registration of the offering of that stock under the Securities Act of 1933

-------------------
     1/ Incorporated by reference and previously filed with the SEC as an exhibit to the Company's annual report on Form 10-K for the year ended December 31, 1997.
     2/ Incorporated by reference and previously filed with the SEC as an exhibit to the Company's annual report on Form 10-K for the year ended December 31, 1992.
     3/ Incorporated by reference and previously filed with the SEC as an exhibit to the Company's Registration Statement for the Qualified Employee Stock Purchase Plan (Registration No. 33-60728) filed April 5, 1993.
     4/ Incorporated by reference and previously filed with the SEC as an exhibit to the Company's Registration Statement for the Qualified Employee Stock Purchase Plan (Registration No. 333-45054) filed September 1, 2000.
     5/ Incorporated by reference and previously filed with the SEC as an exhibit to the Company's annual report on Form 10-K for the year ended December 31, 2002.


General Communication, Inc.
2003 Registration Statement (S-8)                                         Page 7

                                  EXHIBIT INDEX
                                  -------------

Exhibit No.                               Description
-----------                               -----------
4.3.7 (6)            Certificate of Secretary on action by Board of Directors at its October 20, 1994 meeting approving certain amendments to the Plan to comply with the Tax Reform Act of 1986, as amended, and to allow for participating eligible employees to choose investments other than common stock of the Company; and resolution of the Board adopted at its December 20, 1994 meeting approving the revised plan

4.3.8 (6)            Resolution of the Board of Directors of the Company adopted at its February 9, 1995 meeting pertaining to an increase of the number of shares of Class A common stock allocated to the Plan

4.3.9 (6)            Certificate of Secretary on action of Board of
                     Directors taken without a meeting and with unanimous consent approving certain additional amendments to the Plan to comply with the Tax Reform Act of 1986, as amended, primarily relating to investment responsibility and the relationship between the Plan Committee and the Trustee;
                     and the corresponding Minutes of Action and Resolution
                     (including those amendments) of the Board approving those amendments effective on September 1, 1995

4.3.10 (7)           Certificate of Secretary on action of Board of
                     Directors taken at a teleconference meeting approving certain additional amendments to the Plan relating to gross income as treated under the Internal Revenue Code of 1986, as amended; and an excerpt from the corresponding minutes
                     (including a description of the amendments) of the Board approving those amendments effective January 1, 1995

4.3.11 (7)           Certificate of Secretary on action of Board of Directors
                     taken at a teleconference meeting approving certain technical modifications to the Plan as proposed by the Internal Revenue Service; and an excerpt from the corresponding minutes (including a description of the amendments) of the Board approving those amendments effective January 1, 1996

-------------------
     6/ Incorporated by reference and previously filed with the SEC as an exhibit to the Company's registration statement for the Qualified Employee Stock Purchase Plan (Registration No. 333-8760) filed September 27, 1995.
     7/ Incorporated by reference and previously filed with the SEC as an exhibit to the Company's registration statement for the Qualified Employee Stock Purchase Plan (Registration No. 333-66877) filed on November 6, 1998.



General Communication, Inc.
2003 Registration Statement (S-8)                                         Page 8

                                  EXHIBIT INDEX
                                  -------------

Exhibit No.                               Description
-----------                               -----------
4.3.12 (7)           Certificate of Secretary on action of Board of Directors
                     taken at a meeting approving certain additional amendments to the Plan as proposed by the Internal Revenue Service;
                     and an excerpt from the corresponding minutes (including a description of the amendments) of the Board approving those amendments effective June 25, 1997

4.3.13 (4)           Certificate of Secretary on action of Board of Directors
                     taken at meeting approving certain amendments to the Plan dealing with hardship withdrawals and rollover contributions; and an excerpt from the corresponding minutes of the Board approving those amendments effective
                     June 25, 1998

4.3.14 (7)           Certificate of Secretary as to resolution of the Board of
                     Directors of the Company adopted at its October 30, 1998 meeting pertaining to an increase of the number of shares of Class A and Class B common stock allocated to the Plan

4.3.15 (4)           Certificate of Secretary as to resolution of the Board of
                     Directors of the Company adopted at its May 10, 2000 meeting pertaining to an increase in the number of shares of Class A common stock allocated to the Plan and revising the alternative mutual fund investments offered under the Plan

4.3.16 Certificate of Secretary as to resolution of Board of Directors of the Company adopted at its November 29, 2001 meeting pertaining to certain amendments to the Plan dealing with limitations and minimum distribution requirements of EGTRRA characterized as Amendment Nos. 1 and 2 to the Plan, and copies of that resolution and those amendments

4.3.17 Certificate of Secretary as to resolution of Board of Directors of Company adopted at its April 26, 2002 meeting pertaining to a scheduled implementation of a limited investment diversification right extended to participants in the Plan characterized as Amendment No. 3 to the Plan, and copies of that resolution and amendment

4.3.18 Certificate of Secretary as to resolution of Board of Directors of Company adopted at its December 5, 2002 meeting pertaining to amending the scheduled implementation of a limited investment diversification right extended to participants in the Plan characterized as Amendment No. 4 to the Plan, and copies of that resolution and amendment



General Communication, Inc.
2003 Registration Statement (S-8)                                         Page 9

                                  EXHIBIT INDEX
                                  -------------

Exhibit No.                               Description
-----------                               -----------
4.3.19 Certificate of Secretary as to Resolution of the Board of Directors of the Company at is April 25, 2003 meeting authorizing an increase of the allocation of Class A common stock for acquisition by the Plan and registration of the offering of that stock under the Securities Act of 1933.

4.4.1 (8)            Revised Questions and Answers about the Qualified Employee
                     Stock Purchase Plan (summary plan description), dated
                     January 1, 1995

4.4.2 (4)            Revised Questions and Answers about the Qualified Employee
                     Stock Purchase Plan (summary plan description), dated
                     January 1, 2000

4.4.3 (5)            Questions and Answers about the Qualified Employee Stock
                     Purchase Plan (summary plan description), dated January 1,
                     2003

4.5.1 (3)            IRS Determination on Qualified Employee Stock Purchase Plan
                     and U.S. Department of Labor comments on ERISA, dated March
                     8, 1988

4.5.2 (7)            IRS Determination on Qualified Employee Stock Purchase
                     Plan, dated March 13, 1996

4.5.3 IRS Determination on Qualified Employee Stock Purchase Plan, dated February 23, 2001

4.5.4 IRS Determination on Qualified Employee Stock Purchase Plan, dated June 25, 2002

5                    Opinion re legality

5.1 (3)              Legal Opinion on Legality of Shares dated March 30, 1993

5.2 (6)              Legal Opinion on Legality of Shares dated September 26,
                     1995

5.3 (7)              Legal Opinion on Legality of Shares dated November 2, 1998

5.4 (4)              Legal Opinion on Legality of Shares dated September 1, 2000

5.5                  Legal Opinion on Legality of Shares dated June 20, 2003

15                   None

23                   Consents of experts and counsel

-------------------
     8/ Incorporated by reference and previously filed with the SEC as an exhibit to the Company's annual report on Form 10K for the year ended December 31, 1994.


General Communication, Inc.
2003 Registration Statement (S-8)                                        Page 10

                                  EXHIBIT INDEX
                                  -------------

Exhibit No.                               Description
-----------                               -----------
23.1                 Consent of Wohlforth, Vassar, Johnson & Brecht, A
                     Professional Corporation

23.2                 Consent of Harris, Mericle & Wakayama, P.L.L.C.

23.3                 Consent of KPMG LLP

24                   None

99                   Additional Exhibits

99.1 (3)             Resolution Appointing Plan Administrator

99.2 (3)             Resolutions Appointing Plan Committee Members

99.3 (6) Certificate of Secretary on Board of Directors Action appointing New Plan Committee Member

99.4 (4)             Resolution Appointing Plan Committee Member on January 22,
                     1999

99.5 Certificate of Secretary as to resolution of Board of Directors of Company adopted at its June 27, 2001 meeting approving new Plan Committee member and copy of resolution


General Communication, Inc.
2003 Registration Statement (S-8)                                        Page 11